Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned parties hereby agrees as follows:

Each party represents to the other parties that it is eligible to make the required statement on Schedule 13G.

Each party is responsible for the timely filing of the statement and any amendments to the statement.

Each party is not responsible for the completeness and accuracy of the information concerning the other parties, unless it knows or has reason to believe the information is inaccurate.

Each party agrees to the filing with the Securities and Exchange Commission on its behalf of a joint statement on Schedule 13G (including amendments thereto) with respect to the Class A Ordinary Shares of Farfetch Limited and to the inclusion of this Agreement as an Exhibit to such filing.

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of this 13th day of February 2019.

FARHOLD (LUXEMBOURG) S.À R.L.

By:	/s/ Gaël Sausy
Name: Gaël Sausy
Title: B Manager and Authorised Signatory

VITRUVIAN II LUXEMBOURG S.À R.L.

By:	/s/ Gaël Sausy
Name: Gaël Sausy
Title: B Manager and Authorised Signatory

VIP II NOMINEES LIMITED
By: Vitruvian Partners LLP, its director

By:	/s/ Thomas Studd
Name: Thomas Studd
Title: Partner

VITRUVIAN PARTNERS LLP

By:	/s/ Thomas Studd
Name: Thomas Studd
Title: Partner